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                                                                      Exhibit 14

                          Independent Auditors' Consent


To the Shareholders and Board of Directors of The Smith Barney Money Funds, Inc.:

We consent to the incorporation by reference, with respect to the portfolios listed below for the Smith Barney Money Funds, Inc. (the "Funds"), in the Registration Statement Form N-14, of our report dated February 13, 2003, on the statements of assets and liabilities as of December 31, 2002, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-30D.

Portfolios
Smith Barney Cash Portfolio
Smith Barney Retirement Portfolio

                                                                        KPMG LLP


New York, New York
July 29, 2003